Exhibit 99.1

NEWS

For Release     Immediate

Contacts (News Media) Tony Zehnder, Corporate Communications 312.396.7086 (Investors) Scott Galovic, Investor Relations 317.817.3228


               Conseco Reports Fourth Quarter and Year-End Results

Carmel, Ind., March 31, 2008 - Conseco, Inc. (NYSE: CNO) today reported results for the fourth quarter of 2007.

"As we stated when we issued preliminary results, we are making steady progress on our plans to position Conseco for future profitable growth," CEO Jim Prieur said. "New business at both Bankers Life and at Colonial Penn continues to be strong, and the expected future margins related to new business at Conseco Insurance Group increased despite declining sales. Asset quality remains a high priority and our portfolio continues to perform within expectations. While we are not without our challenges, we are moving forward with our strategies to further stabilize our long-term care closed block of business and fully remediate the material weakness in internal controls."

Fourth quarter 2007 results:

     o Net operating income (1) before valuation allowance for deferred tax assets: $19.5 million, compared to $24.6 million in 4Q06
     o Net operating income before valuation allowance for deferred tax assets per diluted share: 11 cents, compared to 10 cents in 4Q06
     o Net income (loss) applicable to common stock: $(71.5) million, compared to $5.7 million in 4Q06 (including $23.0 million of net realized investment losses and $68.0 million valuation allowance for deferred tax assets in 4Q07 vs. $9.4 million of net realized investment losses in 4Q06)
     o Net income (loss) per diluted share: (38) cents, compared to 4 cents in 4Q06 (including 12 cents of net realized investment losses and 37 cents of valuation allowance for deferred tax assets in 4Q07 vs. 6 cents of net realized investment losses in 4Q06)
     o Income before net realized investment losses, corporate interest and taxes ("EBIT") (2): $52.9 million, compared to $55.3 million in 4Q06
     o    Sales (3): $87.3 million, down 1% from 4Q06

Full Year 2007 results:

     o Net operating income (loss) (1) before valuation allowance for deferred tax assets: $(34.1) million, compared to $130.1 million in 2006
     o Net operating income (loss) before valuation allowance for deferred tax assets per diluted share: (28) cents, compared to 61 cents in 2006
     o Net income (loss) applicable to common stock: $(194.0) million, compared to $68.0 million in 2006 (including $77.8 million of net realized investment losses and $68.0 million valuation allowance for deferred tax assets in 2007 vs. $24.1 million of net realized investment losses in 2006)
     o Net income (loss) per diluted share: $(1.12), compared to 45 cents in 2006 (including 45 cents of net realized investment losses and 39 cents of valuation allowance for deferred tax assets in 2007 vs. 16 cents of net realized investment losses in 2006)
     o    EBIT (2): $19.0 million, compared to $257.9 million in 2006
     o    Sales (3): $415.5 million, up 4% over 2006

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
                                                                    Conseco (2)
                                                                 March 31, 2008

Financial strength at December 31, 2007:

     o Book value per common share, excluding accumulated other comprehensive income (loss) (4), was $24.42, compared to $26.98 at December 31, 2006
     o Book value per diluted share, excluding accumulated other comprehensive income (loss) (4), was $24.41, compared to $25.57 at December 31, 2006
     o Debt-to-total capital ratio, excluding accumulated other comprehensive income (loss) (4), was 20.9%, compared to 17.3% at December 31, 2006

Operating results
Results by segment for the quarter were as follows ($ in millions, except per share data):

                                                                                      Three Months Ended
                                                                                          December 31,
                                                                                      ------------------
                                                                                      2007          2006
                                                                                      ----          ----
                                                                                                 (Restated)
EBIT (2), excluding costs related to a litigation
settlement and loss related to a coinsurance transaction:
   Bankers Life................................................................... $ 58.3         $ 67.5
   Conseco Insurance Group........................................................    7.7           27.9
   Colonial Penn..................................................................    (.2)           5.4
   Other Business in Run-off......................................................  (10.0)         (45.1)
   Corporate Operations, excluding corporate interest expense.....................   (2.9)           (.4)
                                                                                   ------         ------

       EBIT.......................................................................   52.9           55.3

Corporate interest expense........................................................  (19.1)         (16.0)

Loss on extinguishment of debt....................................................     -             (.7)
                                                                                    -----         ------

       Income before net realized investment losses and taxes.....................   33.8           38.6

Tax expense on period income......................................................   14.3           14.0
                                                                                   ------         ------

    Income before net realized investment losses and valuation allowance
      for deferred tax assets.....................................................   19.5           24.6

Valuation allowance for deferred tax assets.......................................   68.0            -
                                                                                   ------         ------

     Net income (loss) before net realized investment losses......................  (48.5)          24.6

Preferred stock dividends:
  5.50% Class B mandatorily convertible preferred stock..........................     -             (9.5)
                                                                                   ------         ------

     Net operating income (loss)..................................................  (48.5)          15.1

Net realized investment losses, net of related amortization and taxes.............  (23.0)          (9.4)
                                                                                   ------         ------

     Net income (loss) applicable to common stock................................. $(71.5)        $  5.7
                                                                                   ======         ======

Per diluted share:
     Net operating income before valuation allowance for deferred tax assets...... $  .11         $  .10

     Valuation allowance for deferred tax assets..................................   (.37)           -
                                                                                   ------         ------

     Net operating income (loss)..................................................   (.26)           .10

     Net realized investment losses, net of related amortization and taxes........   (.12)          (.06)
                                                                                   ------         ------

     Net income (loss) applicable to common stock................................. $ (.38)        $  .04
                                                                                   ======         ======

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
                                                                     Conseco (3)
                                                                  March 31, 2008

In our Bankers Life segment, pre-tax operating earnings were $58.3 million in the fourth quarter of 2007, compared to $67.5 million in the fourth quarter of 2006. Results for the fourth quarter of 2007 were adversely affected by an $11 million reduction in earnings from our equity-indexed products primarily due to hedging ineffiencies. This adverse variance was partially offset by higher income from our marketing and quota-share agreements with Coventry in the fourth quarter of 2007 compared to the same period of the prior year.

In our Colonial Penn segment, the pre-tax operating loss was $.2 million in the fourth quarter of 2007, compared to pre-tax earnings of $5.4 million in the fourth quarter of 2006. Results in this segment were negatively impacted by $8.4 million of expenses in the fourth quarter of 2007 related to the introduction of Medicare Advantage products through this distribution channel.

In our Conseco Insurance Group segment, pre-tax operating earnings were $7.7 million in the fourth quarter of 2007, compared to $27.9 million in the fourth quarter of 2006. Significant factors affecting the segment's earnings in these periods included:

     o During the fourth quarter of 2007, we recognized additional amortization expense of $14.8 million to reflect changes in our estimates of future mortality rates on our universal life business, net of planned increases to associated policyholder charges.

     o Our benefit ratios increased in the fourth quarter of 2007 on our specified disease and Medicare supplement business. These increases negatively affected fourth quarter 2007 earnings by approximately $8 million compared to the same period of the prior year.

     o Earnings in the fourth quarter of 2007 were also negatively affected by $4.2 million of trading losses related to the termination of interest rate swap agreements held in our trading portfolio.

     o During the fourth quarter of 2007, we recognized additional operating costs and expenses of approximately $3.0 million related to operational initiatives and consolidation activities.

     o Earnings in the fourth quarter of 2006 were negatively affected by $16.1 million related to the segment's life insurance results in connection with management's intent regarding the administration of certain policies. This compares to a similar charge in the fourth quarter of 2007 of $2.0 million.

In our Other Business in Run-off segment, we recognized a pre-tax operating loss of $10.0 million in the fourth quarter of 2007, compared to a loss of $45.1 million in the fourth quarter of 2006. Earnings in the fourth quarter of 2006 were negatively impacted by claim reserve strengthening resulting from adverse claim experience on claims incurred in previous quarters. In the fourth quarter of 2007, there were no comparable significant adjustments for claim experience related to previous quarters.

The Corporate Operations segment includes our investment advisory subsidiary and corporate expenses.

Net realized losses of $23.0 million (net of taxes) in the fourth quarter of 2007 consisted of losses from market value declines and from sales of mortgage-backed securities collateralized by sub-prime residential mortgage loans.

Based on our evaluation of the recovery of deferred tax assets, we determined the need to increase the valuation allowance by $68 million (primarily related to tax benefits resulting from the losses recognized in 2007).

                                                                     Conseco (4)
                                                                  March 31, 2008

Sales results
In addition to the sales of proprietary products, Bankers Life, through a partnership with Coventry, distributes Medicare PDP and private-fee-for-service plan (PFFS) through Bankers career agents.

At Bankers Life (career distribution), total New Annualized Premium ("NAP") in 4Q07 was $58.3 million, up 4% over 4Q06. For the year, Bankers' NAP was up 10% from 2006 total of $268.6 million.

At Colonial Penn (direct distribution), total NAP was $9.3 million, up 25% over 4Q06 as we continue to benefit from our investment in marketing. For the year, NAP rose 27% over 2006 total of $33.3 million.

At Conseco Insurance Group (independent distribution), total NAP was $19.7 million, down 18% from 4Q06. For the year, NAP fell 21% from 2006 total of $99.2 million.

Conference Call
The company will host a conference call to discuss results at 8:30 a.m. Eastern Daylight Time on April 1, 2008. The webcast can be accessed through the Investors section of the company's website as follows: http://investor.conseco.com. Listeners should go to the website at least 15 minutes before the event to register and download any necessary audio software. During the call, we will be referring to a presentation that will be available Tuesday morning through the investors section of the company's website.

About Conseco
Conseco, Inc.'s insurance companies help protect working American families and seniors from financial adversity: Medicare supplement, long-term care, cancer, heart/stroke and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial futures. For more information, visit Conseco's web site at www.conseco.com.

-------------------------------------------------------------------------------
(1) Management believes that an analysis of Net income (loss) applicable to common stock before net realized investment gains or losses, net of related amortization and income taxes, ("Net Operating Income," a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because realized investment gains or losses can be affected by events that are unrelated to the company's underlying fundamentals. A reconciliation of Net Operating Income to Net Income applicable to common stock is provided in the tables on page 2 and 8. Additional information concerning this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available in the "Investor - SEC Filings" section of Conseco's website, www.conseco.com.
(2) Management believes that an analysis of earnings or loss before net realized investment gains (losses), corporate interest and taxes ("EBIT," a non-GAAP financial measure) provides a clearer comparison of the operating results of the company quarter-over-quarter because it excludes: (i) corporate interest expense; and (ii) net realized investment gains (losses) that are unrelated to the company's underlying fundamentals. A reconciliation of EBIT to Net Income applicable to common stock is provided in the tables on page 2 and 8.
(3) Measured by new annualized premium, which includes 6% of annuity and 10% of single premium whole life deposits and 100% of all other premiums, PDP sales equal $310 per enrolled policy, PFFS sales equal $2,100 per enrolled policy.
(4) The calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments. The corresponding GAAP measures for debt-to-total capital and book value per common share were 22.0% and $22.94, respectively, at December 31, 2007, and 17.6% and $26.50, respectively, at December 31, 2006.

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
                                                                    Conseco (5)
                                                                 March 31, 2008

Cautionary Statement Regarding Forward-Looking Statements. Our statements, trend analyses and other information contained in these materials relative to markets for Conseco's products and trends in Conseco's operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempt," "seek," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic" and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other "forward-looking" information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) our ability to obtain adequate and timely rate increases on our supplemental health products including our long-term care business; (ii) mortality, morbidity, usage of health care services, persistency, the adequacy of our previous reserve estimates and other factors which may affect the profitability of our insurance products; (iii) changes in our assumptions related to the cost of policies produced or the value of policies inforce at the Effective Date; (iv) the recoverability of our deferred tax asset; (v) changes in accounting principles and the interpretation thereof; (vi) our ability to achieve anticipated expense reductions and levels of operational efficiencies including improvements in claims adjudication and continued automation and rationalization of operating systems; (vii) performance of our investments; (viii) our ability to identify products and markets in which we can compete effectively against competitors with greater market share, higher ratings, greater financial resources and stronger brand recognition; (ix) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; (x) our ability to remediate the material weakness in internal controls over the actuarial reporting process that we identified at year-end 2006 and to maintain effective controls over financial reporting; (xi) our ability to continue to recruit and retain productive agents and distribution partners and customer response to new products, distribution channels and marketing initiatives; (xii) our ability to achieve eventual upgrades of the financial strength ratings of Conseco and our insurance company subsidiaries as well as the potential impact of rating downgrades on our business; (xiii) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission; (xiv) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, such as the payment of dividends to us, regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; (xv) general economic conditions and other factors, including prevailing interest rate levels, stock and credit market performance and health care inflation, which may affect (among other things) our ability to sell products and access capital on acceptable terms, the returns on and the market value of our investments, and the lapse rate and profitability of policies; and
(xvi) changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products. Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. Our forward-looking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.



                                - Tables Follow -

                                                                    Conseco (6)
                                                                 March 31, 2008

                         CONSECO, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                              (Dollars in millions)

                                                                                                      December 31,
                                                                                                ------------------------
                                                                                                2007               2006
                                                                                                ----               ----
                                                                                                                (Restated)
ASSETS
Investments:
     Actively managed fixed maturities at fair value (amortized cost:
       December 31, 2007 - $20,992.7; December 31, 2006 - $22,946.9)......................    $20,510.9         $22,802.9
     Equity securities at fair value (cost: December 31, 2007 - $34.0;
       December 31, 2006 - $23.9..........................................................         34.5              24.8
     Mortgage loans.......................................................................      2,086.0           1,642.2
     Policy loans.........................................................................        370.4             412.5
     Trading securities...................................................................        665.8             675.2
     Other invested assets ...............................................................        134.3             178.8
                                                                                              ---------         ---------

       Total investments..................................................................     23,801.9          25,736.4

Cash and cash equivalents:
     Unrestricted.........................................................................        407.5             385.9
     Restricted...........................................................................         21.1              24.0
Accrued investment income.................................................................        319.3             344.5
Value of policies inforce at the Effective Date...........................................      1,722.8           2,136.5
Cost of policies produced.................................................................      1,423.0           1,106.7
Reinsurance receivables...................................................................      3,592.8             850.8
Income tax assets, net....................................................................      1,909.4           1,794.3
Assets held in separate accounts..........................................................         27.4              28.9
Other assets..............................................................................        289.6             316.0
                                                                                              ---------         ---------

       Total assets.......................................................................    $33,514.8         $32,724.0
                                                                                              =========         =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
     Liabilities for insurance products:
       Interest-sensitive products..........................................................  $13,169.4         $13,021.1
       Traditional products.................................................................   12,537.4          12,108.0
       Claims payable and other policyholder funds..........................................      928.0             835.0
       Liabilities related to separate accounts.............................................       27.4              28.9
       Other liabilities....................................................................      510.0             611.8
     Investment borrowings..................................................................      913.0             418.3
     Notes payable - direct corporate obligations...........................................    1,193.7           1,000.8
                                                                                              ---------         ---------

         Total liabilities..................................................................   29,278.9          28,023.9
                                                                                              ---------         ---------

Commitments and Contingencies

Shareholders' equity:
     Preferred stock........................................................................        -               667.8
     Common stock ($0.01 par value, 8,000,000,000 shares authorized, shares issued
       and outstanding: December 31, 2007 - 184,652,017; December 31, 2006 - 152,165,108)...        1.9               1.5
     Additional paid-in capital.............................................................    4,068.6           3,468.0
     Accumulated other comprehensive loss...................................................     (273.3)            (72.6)
     Retained earnings......................................................................      438.7             635.4
                                                                                              ---------         ---------

       Total shareholders' equity...........................................................    4,235.9           4,700.1
                                                                                              ---------         ---------

       Total liabilities and shareholders' equity...........................................  $33,514.8         $32,724.0
                                                                                              =========         =========


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
                                                                    Conseco (7)
                                                                 March 31, 2008



                         CONSECO, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                  (Dollars in millions, except per share data)

                                                                     Three months ended                    Year ended
                                                                         December 31,                     December 31,
                                                                     -------------------               ------------------
                                                                     2007           2006               2007          2006
                                                                     ----           ----               ----          ----
                                                                                 (Restated)                      (Restated)
Revenues:
   Insurance policy income..................................      $  814.7      $  746.1            $3,167.3       $2,989.0
   Net investment income:
     General account assets.................................         364.6         366.0             1,517.3        1,435.2
     Policyholder and reinsurer accounts and other
       special-purpose portfolios...........................         (31.1)         44.6                19.3           71.2
   Net realized investment losses...........................         (36.6)        (18.6)             (155.4)         (47.2)
   Fee revenue and other income.............................           6.3           5.2                23.8           19.2
                                                                  --------      --------            --------       --------

       Total revenues.......................................       1,117.9       1,143.3             4,572.3        4,467.4
                                                                  --------      --------            --------       --------

Benefits and expenses:
   Insurance policy benefits................................         805.2         846.6             3,433.7        3,033.0
   Interest expense.........................................          32.5          22.2               117.3           73.5
   Amortization.............................................         125.6         105.6               449.3          441.6
Loss on extinguishment of debt..............................           -              .7                 -               .7
Costs related to a litigation settlement....................           -             -                  64.4          174.7
Loss related to an annuity coinsurance transaction..........           -             -                  76.5            -
Other operating costs and expenses..........................         156.2         144.2               604.1          576.7
                                                                  --------      --------            --------       --------

       Total benefits and expenses..........................       1,119.5       1,119.3             4,745.3        4,300.2
                                                                  --------      --------            --------       --------

       Income (loss) before income taxes....................          (1.6)         24.0              (173.0)         167.2

Income tax expense (benefit) on period income...............           1.9           8.8               (61.1)          61.2
Valuation allowance for deferred tax assets.................          68.0           -                  68.0            -
                                                                  --------      --------            --------       --------

       Net income (loss)....................................         (71.5)         15.2              (179.9)         106.0

Preferred stock dividends...................................           -             9.5                14.1           38.0
                                                                  --------      --------           ---------       --------

       Net income (loss) applicable to common stock.........      $  (71.5)     $    5.7           $  (194.0)      $   68.0
                                                                  ========      ========           =========       ========

Earnings (loss) per common share:
   Basic:
     Weighted average shares outstanding....................   185,687,000   152,062,000         173,374,000    151,690,000
                                                               ===========   ===========         ===========    ===========

     Net income (loss)......................................      $   (.38)     $    .04            $  (1.12)      $    .45
                                                                  ========      ========            ========       ========

   Diluted:
     Weighted average shares outstanding....................   185,687,000   152,062,000         173,374,000    152,509,000
                                                               ===========   ===========         ===========    ===========

     Net income (loss)......................................      $   (.38)     $    .04            $  (1.12)      $    .45
                                                                  ========      ========            ========       ========

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
                                                                    Conseco (8)
                                                                 March 31, 2008


                         CONSECO, INC. AND SUBSIDIARIES
                                OPERATING RESULTS

Results by segment for the year ended were as follows ($ in millions):

                                                                                                        Year Ended
                                                                                                        December 31,
                                                                                                   --------------------
                                                                                                   2007            2006
                                                                                                   ----            ----
                                                                                                                 (Restated)
EBIT (2), excluding costs related to a litigation settlement and loss related to a coinsurance transaction:
  Bankers Life.............................................................................     $ 241.8           $ 265.3
  Conseco Insurance Group..................................................................       102.7             198.4
  Colonial Penn............................................................................        18.1              21.6
  Other Business in Run-off................................................................      (185.9)            (34.5)
  Corporate Operations, excluding corporate interest expense...............................       (16.8)            (18.2)
                                                                                                -------           -------

     EBIT, excluding costs related to a litigation settlement and a loss related
        to an annuity coinsurance transaction..............................................       159.9             432.6

Costs related to a litigation settlement...................................................       (64.4)           (174.7)
Loss related to an annuity coinsurance transaction.........................................       (76.5)              -
                                                                                                -------           -------

    Total EBIT.............................................................................        19.0             257.9

 Corporate interest expense................................................................       (72.3)            (52.9)
 Loss on extinguishment of debt............................................................         -                 (.7)
                                                                                                -------           -------

      Income (loss) before net realized investment losses and taxes........................       (53.3)            204.3

Tax expense (benefit) on period income.....................................................       (19.2)             74.2
                                                                                                -------           -------

     Income (loss) before net realized investment losses and valuation allowance for deferred
      tax assets...........................................................................       (34.1)            130.1

 Valuation allowance for deferred tax assets...............................................        68.0               -
                                                                                                -------           -------

    Net income (loss) before net realized investment losses................................      (102.1)            130.1
Preferred stock dividends:
   5.50% Class B mandatorily convertible preferred stock...................................       (14.1)            (38.0)
                                                                                                -------           -------

     Net operating income (loss)...........................................................      (116.2)             92.1

Net realized investment losses, net of related amortization and taxes......................       (77.8)            (24.1)
                                                                                                -------           -------

     Net income (loss) applicable to common stock..........................................     $(194.0)          $  68.0
                                                                                                =======           =======

Per diluted share:
     Net operating income (loss) before valuation allowance for deferred tax assets........     $  (.28)          $   .61

     Valuation allowance for deferred tax assets...........................................        (.39)              -
                                                                                                -------           -------

     Net operating income (loss)...........................................................        (.67)              .61

     Net realized investment losses, net of related amortization and taxes.................        (.45)             (.16)
                                                                                                -------           -------

     Net income (loss) applicable to common stock..........................................     $ (1.12)          $   .45
                                                                                                =======           =======


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
                                                                    Conseco (9)
                                                                 March 31, 2008

                         CONSECO, INC. AND SUBSIDIARIES
                               COLLECTED PREMIUMS
                              (Dollars in millions)

                                                                                                   Three months ended
                                                                                                       December 31,
                                                                                                  ---------------------
                                                                                                  2007             2006
                                                                                                  ----             ----
Bankers Life segment:
  Annuity...............................................................................         $221.9            $247.6
  Supplemental health...................................................................          420.4             327.7
  Life..................................................................................           50.7              46.6
                                                                                                 ------            ------
  Total collected premiums..............................................................         $693.0            $621.9
                                                                                                 ======            ======
Conseco Insurance Group segment:
  Annuity...............................................................................         $ 58.0            $121.9
  Supplemental health...................................................................          147.2             153.2
  Life..................................................................................           68.8              73.9
                                                                                                 ------            ------
  Total collected premiums..............................................................         $274.0            $349.0
                                                                                                 ======            ======
Colonial Penn segment:
  Life..................................................................................         $ 31.7            $ 26.8
  Supplemental health...................................................................            2.5               2.9
                                                                                                 ------            ------
  Total collected premiums..............................................................         $ 34.2            $ 29.7
                                                                                                 ======            ======
Other Business in Run-off segment:
  Long-term care........................................................................         $ 74.4            $ 75.9
  Major medical.........................................................................             .6                .7
                                                                                                 ------            ------
  Total collected premiums..............................................................         $ 75.0            $ 76.6
                                                                                                 ======            ======

          BENEFIT RATIOS ON MAJOR SUPPLEMENTAL HEALTH LINES OF BUSINESS

                                                                                                   Three Months Ended
                                                                                                       December 31,
                                                                                                   --------------------
                                                                                                   2007            2006
                                                                                                   ----            ----
                                                                                                                 (Restated)
Bankers Life segment:
Medicare Supplement:
  Earned premium........................................................................    $159 million     $162 million
  Benefit ratio(a)......................................................................           67.6%            65.3%
PDP and PFFS:
  Earned premium........................................................................     $90 million      $13 million
  Benefit ratio(a)......................................................................           83.6%            42.5%
Long-Term Care:
  Earned premium........................................................................    $156 million     $153 million
  Benefit ratio(a)......................................................................          103.3%           101.8%
  Interest-adjusted benefit ratio (a non-GAAP measure)(b)...............................           71.2%            72.0%
Conseco Insurance Group (CIG) segment:
Medicare Supplement:
  Earned premium........................................................................     $55 million      $62 million
  Benefit ratio(a)......................................................................           66.0%            64.1%
Specified Disease:
  Earned premium........................................................................     $89 million      $90 million
  Benefit ratio(a)......................................................................           80.6%            73.1%
  Interest-adjusted benefit ratio (a non-GAAP measure)(b)...............................           46.5%            40.7%
Other Business in Run-off segment:
  Earned premium........................................................................     $77 million      $82 million
  Benefit ratio(a)......................................................................          146.6%           182.7%
  Interest-adjusted benefit ratio (a non-GAAP measure)(b)...............................           82.2%           128.3%

-----------------------------------------------------------------
(a) The benefit ratio is calculated by dividing the related product's insurance policy benefits by insurance policy income.
(b) The interest-adjusted benefit ratio (a non-GAAP measure) is calculated by dividing the product's insurance policy benefits less interest income on the accumulated assets backing the insurance liabilities by insurance policy income. Interest income is an important factor in measuring the performance of longer duration health products. The net cash flows generally cause an accumulation of amounts in the early years of a policy (accounted for as reserve increases), which will be paid out as benefits in later policy years (accounted for

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
                                                                   Conseco (10)
                                                                 March 31, 2008


     as reserve decreases). Accordingly, as the policies age, the benefit ratio will typically increase, but the increase in the change in reserve will be partially offset by interest income earned on the accumulated assets. The interest-adjusted benefit ratio reflects the interest income offset. Since interest income is an important factor in measuring the performance of these products, management believes a benefit ratio, which includes the effect of interest income, is useful in analyzing product performance. Additional information concerning this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available in the "Investor - SEC Filings" section of Conseco's website, www.conseco.com.

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